ROBERT M. LAWAND C.A.
                       110 Place Cremazie west, suite 420
                        Montreal, Quebec, Canada  H2P 1B9
      Tel. # (514) 381-5957  Fax # (514) 381-6252  E-Mail # rmlca@total.net


February  28,  2001

I hereby consent to the incorporation of financial information and statements prepared by Robert M. Lawand, C.A., and previously filed by the Company with the United States Securities and Exchange Commission, into the Company's Form S-8 and the Company's Form S-8/S-3 (with respect to the registration of the Non-Incentive Stock Option Plan and the Employment Agreements between the Company and each of Jimmy Foussekis, Harvey Lalach and John Heddo) by reference, and I hereby consent to the use of this consent as an exhibit to the Registration Statements. This consent is not to be construed as an admission that Robert M. Lawand, C.A. is a person whose consent is required to be filed with the Form S-8 or the Form S-8/S-3 under the provisions of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission. This opinion may not be relied upon, used by or distributed to any person or entity for any other purpose without our written consent.

/s/  Robert  Lawand
Robert  M.  Lawand  Chartered  Accountant
Montreal,  Quebec,  Canada